      As filed with the Securities and Exchange Commission on May 7, 1999.
                          Registration No.____________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                              LADD FURNITURE, INC.
               (Exact name of issuer as specified in its charter)

North Carolina                                                  56-1311320
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

Post Office Box 26777
Greensboro, North Carolina                                    27417-6777
(Address of principal executive offices)                      (Zip Code)

                              LADD FURNITURE, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                              William S. Creekmuir
                 Executive Vice President, Secretary, Treasurer
                          and Chief Financial Officer
                              LADD Furniture, Inc.
                             Post Office Box 26777
                     Greensboro, North Carolina 27417-6777
                                 (336) 315-4001
           (Name, address and telephone number of agent for service)

                                   Copies to
                            Robert E. Esleeck, Esq.
                            Kilpatrick Stockton LLP
                            1001 West Fourth Street
                      Winston-Salem, North Carolina 27101

Approximate date of proposed commencement of sales pursuant to the plan:
Promptly after the effectiveness of this Registration Statement.

              ---------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                    Proposed Maximum      Proposed Maximum
      Title of Securities        Amount to be        Offering Price      Aggregate Offering        Amount of
      to be Registered(1)         Registered          Per Security            Price(1)          Registration Fee
===================================================================================================================
Common Stock, $0.30 Par Value       600,000             $19.1875             $11,512,500            $3,200.48
===================================================================================================================

(1) The amount set forth herein is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(i) of the Securities Act of 1933, as amended (the "Act") and is based on the average of the high and low prices quoted in the NASDAQ National Market System on May 5, 1999.

Incorporation of Earlier Registration by Reference

         This Registration Statement on Form S-8 relates to the registration of the offer and sale of 600,000 additional shares of Common Stock under the LADD Furniture, Inc. 1994 Incentive Stock Option Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, LADD Furniture, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the contents of Form S-8 Registration Statement filed on behalf of the Registrant on April 28, 1994 (File No. 33-53341) and the contents of Form S-8 Registration Statement filed on behalf of the Registrant on May 3, 1996 (File No. 333-3129).

Item 8.  Exhibits

         The following exhibits, listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation S-K, are included in
Part II of this Registration Statement. Exhibit numbers omitted are not applicable.

Exhibit No.       Exhibits
-----------       --------
     5            Form of legal opinion of Kilpatrick Stockton LLP with respect to the legality of the securities being registered hereunder.

     24.a         Consent of KPMG LLP

     24.b Consent of Kilpatrick Stockton LLP (Contained in their opinion filed as Exhibit 5 hereto.)

     24.c         Power of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on May 6, 1999.

                                  LADD FURNITURE, INC.

                                  By  /s/William S. Creekmuir
                                      ------------------------------------------
                                      William S. Creekmuir, Executive Vice
                                      President, Secretary, Treasurer and Chief
                                      Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                                     Title                            Date
            ---------                                     -----                            ----
/s/Charles R. Eitel                              Director                              May 6, 1999
------------------------------------
Charles R. Eitel

/s/David A. Jones                                Director                              May 6, 1999
------------------------------------
David A. Jones

/s/Ian J. McCarthy                               Director                              May 6, 1999
------------------------------------
Ian J. McCarthy

/s/Zenon S. Nie                                  Director                              May 6, 1999
------------------------------------
Zenon S. Nie

/s/L. Glenn Orr, Jr.                             Director                              May 6, 1999
------------------------------------
L. Glenn Orr, Jr.

/s/Fred L. Schuermann, Jr.                       Chairman of the Board, President,     May 6, 1999
------------------------------------             Chief Executive Officer and Director
Fred L. Schuermann, Jr.

/s/William S. Creekmuir                          Executive Vice President,             May 6, 1999
------------------------------------             Secretary, Treasurer and Chief
William S. Creekmuir                             Financial Officer

/s/Daryl B. Adams                                Vice President, Corporate             May 6, 1999
------------------------------------             Controller, Assistant Secretary and
Daryl B. Adams                                   Assistant Treasurer (Principal
                                                 Accounting Officer)